Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Office REIT Inc.® Announces Fourth Quarter and Full Year 2022 Results

- 2022 Total Revenues of $208.1 million -
- 2022 Net Loss Attributable to Common Stockholders of $(97.5) million, or $(1.72) Per Share -
- 2022 Core Funds From Operations of $101.8 million, or $1.80 Per Share, Exceeding Guidance by $0.02 Per Share -
- Completed 0.8 million Square Feet of Lease Renewals, Expansions and New Leases -
- Sold 11 Properties for $33.1 million -

Phoenix, AZ, March 8, 2023 -- Orion Office REIT Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust focused on the ownership, acquisition and management of single-tenant net lease mission-critical suburban office properties located across the U.S., announced today its operating results for the fourth quarter and full year ended December 31, 2022. Orion commenced operations on November 12, 2021 after being spun-off by Realty Income Corporation (“Realty Income”).
Paul McDowell, Orion’s Chief Executive Officer and President, commented, “We are proud of the significant progress we have made in our ongoing portfolio optimization efforts that focus on owning mission-critical and corporate headquarter suburban office properties in well-located markets. While the evolving and challenging economic environment, particularly in the office sector, is certainly impacting both our sale and leasing activity, we still completed 0.8 million square feet of lease renewals, expansions and new leases across 11 different properties and closed on the disposition of 11 non-core properties for $33.1 million, this past year. As we execute on our plans in the coming years, we will work to effectively navigate the prolonged uncertainty around the return to the office across the country, while managing our balance sheet and financial flexibility to build sustainable long-term value.”
Full Year 2022 Financial and Operating Highlights
•Total revenues of $208.1 million
•Net Loss Attributable to Common Stockholders of $(97.5) million, or $(1.72) per share
•Funds from Operations (“FFO”) of $99.7 million, or $1.76 per share
•Core FFO of $101.8 million, or $1.80 per share
•EBITDA of $67.2 million, EBITDAre of $131.2 million and Adjusted EBITDA of $132.2 million
•Sold 11 properties for $33.1 million, which will save an estimated $7.5 million of annual carrying costs
Fourth Quarter 2022 Financial and Operating Highlights
•Total revenues of $50.3 million
•Net Loss Attributable to Common Stockholders of $(19.0) million, or $(0.33) per share
•FFO of $22.9 million, or $0.40 per share
•Core FFO of $23.2 million, or $0.41 per share
•EBITDA of $19.7 million, EBITDAre of $30.6 million and Adjusted EBITDA of $30.7 million
•Sold six properties for $10.0 million
Real Estate Portfolio
As of December 31, 2022, Orion’s real estate portfolio consisted of 81 properties as well as a 20% ownership interest in the Arch Street Joint Venture, Orion’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC, comprising six properties. As of December 31, 2022, the Company’s portfolio occupancy rate was 89.0%, with 73.3% of annualized base rent derived from Investment Grade Tenants, and the portfolio’s weighted average remaining lease term was 4.1 years.
Orion’s 20% interest in the Unconsolidated Joint Venture was assumed from Realty Income as part of the Company’s spin-off. As of December 31, 2022, the Unconsolidated Joint Venture owned six real estate assets for total Gross Real Estate

Investments of approximately $227.1 million. Orion is continuing to review a number of potential property acquisitions for both its balance sheet and the Unconsolidated Joint Venture.
Leasing and Disposition Activity
Orion employs active asset management strategies to attract new tenants while working to retain high-quality creditworthy tenants, and to maximize tenant retention rates and future cash flow. Orion continues to believe that lease maturities and vacant assets may represent an ongoing value creation opportunity in the coming years.
During the quarter ended December 31, 2022, the Company entered into two 10.0-year lease renewals for a total of 213,000 square feet at two of the Company’s properties in New York, one 5.0-year lease renewal for 90,000 square feet at one of the Company’s properties in Lawrence, Kansas, and one 5.4-year lease renewal for 4,000 square feet at one of the Company’s properties in The Woodlands, Texas.
Including leasing activity during the nine months ended September 30, 2022, the Company entered into new leases or lease renewals for 764,000 square feet of office space across 10 different properties during 2022 and has entered into a lease expansion with an existing tenant at one property covering an additional 41,000 square feet. Additionally, Orion is in various stages of negotiation and documentation for additional leases and renewals at multiple properties.
During the fourth quarter, the Company closed six dispositions, representing a total of 412,000 square feet, for an aggregate sale price of approximately $10.0 million. The Company also has agreements currently in place to sell seven additional properties, representing 584,000 square feet, for an aggregate sale price of $36.6 million, including the six property Walgreens campus in Deerfield, IL.
Including disposition activity during the nine months ended September 30, 2022, the Company closed 11 dispositions representing a total of 909,000 square feet, for an aggregate sale price of approximately $33.1 million.
Balance Sheet
As of December 31, 2022, the Company has total debt of $557.3 million, comprised of $175.0 million under the credit facility term loan, $355.0 million under the Company’s securitized mortgage loan (the “CMBS Loan”), and $27.3 million which represents Orion’s pro rata share of indebtedness of the Unconsolidated Joint Venture. As of December 31, 2022, the Company had no outstanding draws under its $425.0 million capacity credit facility revolver. During the fourth quarter and full year ended December 31, 2022, the Company made net repayments of $31.0 million and $90.0 million, respectively, on its credit facility revolver.
As of December 31, 2022, Orion had $446.2 million of liquidity, comprised of $21.2 million cash on hand, including the Company’s pro rata share of cash from the Unconsolidated Joint Venture, as well as $425.0 million of available capacity on Orion’s $425.0 million-capacity credit facility revolver.
Dividend
On March 7, 2023, Orion’s Board of Directors declared a quarterly cash dividend of $0.10 per share for the first quarter of 2023, payable on April 17, 2023, to stockholders of record as of March 31, 2023. The dividend was sized to permit future growth while preserving meaningful free cash flow for reinvestment into the current portfolio and for accretive investments.
2023 Outlook
Based on current economic conditions and the Company’s financial condition, Orion is providing the following guidance for fiscal year 2023:

	Low		High
Core FFO per share (1)	$1.55	-	$1.63
General and Administrative Expenses	$18.75 million	-	$19.75 million
Net Debt to Adjusted EBITDA	4.3x	-	5.3x
____________________________________
(1)The definition of Core FFO per share used for this guidance reflects revisions the Company is making to the definition of Core FFO such that Core FFO will be calculated differently in 2023 than it was in 2022. See “Definitions” below for further details.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its financial results at 10:00 a.m. ET on Thursday, March 9, 2023. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast may be accessed live by visiting the “Investors” section of Orion’s website at https://www.onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-877-407-3982, and international callers should dial 1-201-493-6780, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed via the web by visiting the “Investors” section of Orion’s website at
https://www.onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, March 9, 2023 through 11:59 a.m. ET on Thursday, March 23, 2023. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13734696.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release and the accompanying quarterly supplemental information as of and for the quarter and year ended December 31, 2022 contain certain financial measures that are not prepared in accordance with GAAP, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how Orion defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Office REIT Inc.
Orion Office REIT Inc. (NYSE: ONL) is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of mission-critical and headquarters office buildings located in high-quality suburban markets across the U.S. and leased primarily on a single-tenant net lease basis to creditworthy tenants. The company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the company and its properties, please visit onlreit.com.
Investor Relations:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the quarter and year ended December 31, 2022, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated and combined financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Office REIT Inc.'s (the "Company," "Orion," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2022, June 30, 2022, and March 31, 2022.

Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses and spin related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our pro rata share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.

Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures, as well as certain non-cash items such as amortization of deferred financing costs, amortization of above market leases and deferred lease incentives, net of amortization of below market lease liabilities, straight-line rental revenue, equity-based compensation, equity in income or losses of the Unconsolidated Joint Venture and our pro rata share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend. Beginning in 2023, the Company's definition of FAD will not adjust for the following items, which will already be an adjustment in calculating Core FFO: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. Additionally, the Company will revise the FAD adjustment for equity in income (loss) of unconsolidated joint venture to only exclude the non-cash amortization related to the joint venture investment basis difference. If this definitional change had been made in 2022, the impact would have been an increase to FAD for the year-ended December 31, 2022 of $0.5 million, or $0.01 per share. This change in definition will be applied retrospectively beginning January 1, 2023.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, spin related expenses and gains or losses on extinguishment of swaps and/or debt, and our pro rata share of Core FFO adjustments related to the Unconsolidated Joint Venture. Beginning in 2023, the Company will be revising its definition of Core FFO to also exclude the following non-cash charges which management believes do not reflect the ongoing operating performance of our business: (i) amortization of deferred lease incentives, (ii) amortization of deferred financing costs, (iii) equity-based compensation, and (iv) amortization of premiums and discounts on debt, net. If this definitional change had been made in 2022, the impact would have been an increase to Core FFO for the year-ended December 31, 2022 of $6.4 million, or $0.11 per share. This change in definition will be applied retrospectively beginning January 1, 2023.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or an equivalent measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's pro rata share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of the Unconsolidated Joint Venture's cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, transaction related expenses and spin related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company's pro rata share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and the Company's pro rata share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's pro rata share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth in this press release includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, the payment of future dividends, the Company’s growth and the impact of the coronavirus (COVID-19) on the Company's business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," “guidance,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. Further, information regarding historical rent collections should not serve as an indication of future rent collections.
The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions;
•the ongoing impact of the COVID-19 pandemic or any future pandemic or outbreak of a highly infectious or contagious disease or fear of such pandemics or outbreaks, on our business, operating results, financial condition and prospects, which is highly uncertain and cannot be predicted with confidence, including the impact on the U.S. economy and changes in tenant behavior that may continue to adversely affect the use of and demand for office space;
•our ability to acquire new properties and sell non-core assets on favorable terms and in a timely manner, or at all;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on certain of our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying the management of OAP/VER Venture, LLC (the “Arch Street Joint Venture”), our unconsolidated joint venture, in which we hold a non-controlling interest;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•risks associated with the fact that we have a limited operating history and our future performance is difficult to predict;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess or insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our qualification as a REIT.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION OFFICE REIT INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2022	December 31, 2021
Assets
Real estate investments, at cost:
Land	$238,225	$250,194
Buildings, fixtures and improvements	1,128,400	1,231,551
Total real estate investments, at cost	1,366,625	1,481,745
Less: accumulated depreciation	133,379	128,109
Total real estate investments, net	1,233,246	1,353,636
Accounts receivable, net	21,641	17,916
Intangible lease assets, net	202,832	298,107
Cash and cash equivalents	20,638	29,318
Real estate assets held for sale, net	2,502	—
Other assets, net	90,214	60,501
Total assets	$1,571,073	$1,759,478

Liabilities and Equity
Bridge facility, net	$—	$354,357
Mortgages payable, net	352,167	—
Credit facility term loan, net	173,815	172,490
Credit facility revolver	—	90,000
Accounts payable and accrued expenses	26,161	17,379
Below-market lease liabilities, net	14,068	20,609
Distributions payable	5,664	—
Other liabilities, net	23,340	16,355
Total liabilities	595,215	671,190

Common stock	57	57
Additional paid-in capital	1,147,014	1,145,278
Accumulated other comprehensive income	6,308	299
Accumulated deficit (Total)	(178,910)	(58,715)
Total stockholders' equity	974,469	1,086,919
Non-controlling interest	1,389	1,369
Total equity	975,858	1,088,288
Total liabilities and equity	$1,571,073	$1,759,478

ORION OFFICE REIT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	(Unaudited)
	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Revenues:
Rental	$50,097	$207,353
Fee income from unconsolidated joint venture	197	765
Total revenues	50,294	208,118
Operating expenses:
Property operating	15,746	61,519
General and administrative	4,428	15,908
Depreciation and amortization	30,493	131,367
Impairments	12,198	66,359
Transaction related	277	675
Spin related	—	964
Total operating expenses	63,142	276,792
Other (expense) income:
Interest expense, net	(7,553)	(30,171)
Gain on disposition of real estate assets	1,293	2,352
Loss on extinguishment of debt, net	—	(468)
Other income, net	105	223
Equity in loss of unconsolidated joint venture	(272)	(524)
Total other (expenses) income, net	(6,427)	(28,588)
Loss before taxes	(19,275)	(97,262)
Provision for income taxes	282	(212)
Net loss	(18,993)	(97,474)
Net loss (income) attributable to non-controlling interest	23	(20)
Net loss attributable to common stockholders	$(18,970)	$(97,494)

Weighted-average shares outstanding - basic and diluted	56,644	56,632
Basic and diluted net loss per share attributable to common stockholders	$(0.33)	$(1.72)

ORION OFFICE REIT INC.
FFO, CORE FFO and FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Net loss	$(18,970)	$(97,494)
Depreciation and amortization of real estate assets	30,475	131,297
Gain on disposition of real estate assets	(1,293)	(2,352)
Impairment of real estate	12,198	66,359
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	465	1,847
FFO attributable to common stockholders	$22,875	$99,657
Adjustments:
Transaction related expenses	277	675
Spin related expenses	—	964
Loss on extinguishment of debt, net	—	468
Core funds from operations attributable to common stockholders	$23,152	$101,764
Adjustments:
Amortization of deferred financing costs	1,068	4,363
Amortization of above and below market leases, net	(260)	(1,207)
Amortization of deferred lease incentives	80	116
Straight-line rental revenue	2,911	769
Equity-based compensation	603	1,756
Equity in loss of Unconsolidated Joint Venture	272	524
Capital expenditures and leasing costs	(6,112)	(14,624)
Other adjustments, net	74	263
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	(25)	(52)
Funds available for distribution	$21,763	$93,672

Weighted-average shares outstanding - basic and diluted	56,644	56,632

FFO attributable to common stockholders per share	$0.40	$1.76
Core FFO attributable to common stockholders per share	$0.41	$1.80
FAD per share	$0.38	$1.65

ORION OFFICE REIT INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Net loss	$(18,970)	$(97,494)
Adjustments:
Interest expense	7,553	30,171
Depreciation and amortization	30,493	131,367
Provision for income taxes	(282)	212
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	864	2,961
EBITDA	$19,658	$67,217
Gain on disposition of real estate assets	(1,293)	(2,352)
Impairment of real estate	12,198	66,359
EBITDAre	$30,563	$131,224
Transaction related	277	675
Spin related	—	964
Amortization of above and below market leases, net	(260)	(1,207)
Amortization of deferred lease incentives	80	116
Loss on extinguishment and forgiveness of debt, net	—	468
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(8)	(30)
Adjusted EBITDA	$30,652	$132,210

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Interest expense - as reported	$7,553	$30,171
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(1,068)	(4,363)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	367	931
Interest Expense, excluding non-cash amortization	$6,852	$26,739

	Three Months Ended
Interest Coverage Ratio	December 31, 2022	September 30, 2022
Interest Expense, excluding non-cash amortization (1)	$6,852	$7,131
Adjusted EBITDA (2)	30,652	32,149
Interest Coverage Ratio	4.47x	4.51x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$6,852	$7,131
Secured debt principal amortization	—	—
Total fixed charges	6,852	7,131
Adjusted EBITDA (2)	30,652	32,149
Fixed Charge Coverage Ratio	4.47x	4.51x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDAre and Adjusted EBITDA table in the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	December 31, 2022	September 30, 2022
Mortgages payable, net	$352,167	$351,994
Credit facility term loan, net	173,815	173,478
Credit facility revolver	—	31,000
Total debt - as reported	525,982	556,472
Deferred financing costs, net	4,018	4,528
Principal Outstanding	530,000	561,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	27,332	27,332
Adjusted Principal Outstanding	$557,332	$588,332
Cash and cash equivalents	(20,638)	(23,282)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(572)	(758)
Net Debt	$536,122	$564,292

ORION OFFICE REIT INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	December 31, 2022	September 30, 2022
Total real estate investments, at cost - as reported	$1,366,625	$1,380,903
Adjustments:
Gross intangible lease assets	360,690	364,058
Gross intangible lease liabilities	(31,317)	(31,317)
Gross assets held for sale	2,544	7,530
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	45,427	45,426
Gross Real Estate Investments	$1,743,969	$1,766,600

	December 31, 2022	September 30, 2022
Net Debt Ratios
Net Debt (1)	$536,122	$564,292
Adjusted EBITDA(2)	132,210	128,596
Net Debt to Adjusted EBITDA ratio(2)	4.06x	4.39x

Net Debt (1)	$536,122	$564,292
Gross Real Estate Investments (1)	1,743,969	1,766,600
Net Debt Leverage Ratio	30.7%	31.9%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments (1)	$1,141,035	$1,165,310
Gross Real Estate Investments (1)	1,743,969	1,766,600
Unencumbered Asset Ratio	65.4%	66.0%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Adjusted EBITDA for December 31, 2022 has not been annualized for the purpose of this calculation. Adjusted EBITDA for September 30, 2022 has been annualized for the purpose of this calculation.

ORION OFFICE REIT INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - 2023 GUIDANCE
(Unaudited)

The Company expects its 2023 Core FFO per diluted share to be in a range between $1.55 and $1.63. This guidance assumes:
• General & Administrative Expenses: $18.75 million to $19.75 million
• Net Debt to Adjusted EBITDA: 4.3x to 5.3x

The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.
The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments principally related to the Company’s investment in the unconsolidated joint venture.

	Low	High
Diluted net income per share attributable to common stockholders	$(0.61)	$(0.54)
Depreciation and amortization of real estate assets	1.94	1.94
Proportionate share of adjustments for Unconsolidated Joint Venture	0.05	0.06
FFO attributable to common stockholders per diluted share	1.38	1.46
Adjustments (1)	0.17	0.17
Core FFO attributable to common stockholders per diluted share (2)	$1.55	$1.63
____________________________________
(1)Includes transaction related expenses, amortization of deferred lease incentives, amortization of deferred financing costs, equity-based compensation, and our proportionate share of such adjustments for the Unconsolidated Joint Venture.
(2)The definition of Core FFO per share used for this guidance reflects revisions the Company is making to the definition of Core FFO such that Core FFO will be calculated differently in 2023 than it was in 2022. See “Definitions” above for further details.